UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2008

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
and
Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01:

On December 18, 2008, Worthington Industries, Inc. (the “Registrant”) issued a news release reporting results for the three- and six-month periods ended November 30, 2008.  A copy of the news release (the “Release”) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments.

In the Release, the Registrant announced that a charge in the amount of $96,943,000 was recorded as of November 30, 2008 for the impairment of goodwill for the Metal Framing segment.  The combined impact of the declining economy, particularly on the construction market, and the decreasing results at the Metal Framing segment caused management of the Registrant to reconsider key assumptions used in previous valuations to support the goodwill balance reported for the Metal Framing segment.  After reviewing these assumptions and reviewing the fair value of the remaining assets, it was determined in connection with the review of the financial statements as of and for the three-months ended November 30, 2008, that the value of the Metal Framing business no longer supported the goodwill balance.  The goodwill impairment charge, which is a non-cash charge, negatively impacted earnings per diluted share by an estimated $1.07.

Item 9.01	Financial Statements and Exhibits.
(a)-(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on December 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 18, 2008
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary